SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                           -------------------------------

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 19, 1999
                                                        --------------------

                                TIPPERARY CORPORATION
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                (Exact name of registrant as specified in its charter)

                                        TEXAS
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                    (State or other jurisdiction of incorporation)

              1-7796                                    75-1236955
     ------------------------                --------------------------------
     (Commission File Number)                (IRS Employer Identification No.)

     633 Seventeenth Street, Suite 1500
     Denver, Colorado                                    80202
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     (Address of principal executive offices)          (Zip Code)

     Registrant's telephone number, including area code:  (303) 293-9379


                                    Not Applicable
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            (Former name or former address, if changed since last report)

Item 5.  Other Events.
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     On November 19, 1999, Tipperary Corporation (the "Company") entered into an agreement with its largest shareholder, Slough Estates USA Inc. ("Slough"), whereby Slough will provide the Company financing by purchasing, for $10 million, 6.3 million shares of a new series of convertible cumulative preferred stock from the Company. The funds will be used to finance the Company's efforts to increase coalbed methane reserves and to reduce bank debt. Under other provisions of the agreement, approximately 3 million shares of the preferred stock will be immediately converted into the same number of shares of common stock, Slough will receive warrants to purchase 1.2 million shares of common stock, the Company will seek shareholder approval to increase the authorized common stock of the Company from 20 million shares to 50 million shares, and the Company will use its best efforts to market and sell all of its oil and gas assets located in the United States. The proceeds of the property sales will be used first to repay existing senior indebtedness of the Company and then to repay a note payable to Slough. The transactions set forth in the agreement are contingent on receiving an opinion from an independent financial advisor that the transactions involving the Company's stock are fair from a financial perspective to the other shareholders of the Company. Details of the agreement are set forth in Exhibit 99.1 filed herewith and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
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     (a)  Financial statements of businesses acquired.
          -------------------------------------------

          Not applicable.

     (b)  Pro forma financial information.
          -------------------------------

          Not applicable.

     (c)  Exhibits
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     The following exhibits are filed herewith:

     99.1 Letter agreement dated November 19, 1999, between Slough Estates USA Inc. and the Registrant.


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

                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 15, 1999

                              TIPPERARY CORPORATION


                              By:/s/ David L. Bradshaw
                                 ---------------------------------------------
                                 David L. Bradshaw, President





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